UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – September 28, 2011

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-35293	54-1865271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Atrium Way, Suite 265 Mount Laurel, New Jersey		08054
(Address of Principal Executive Offices)		(Zip Code)

(856) 273-6980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 28, 2011, the Board of Directors of Central European Distribution Corporation (the “Company”) approved Amendment No. 1 (the “Amendment”) to the Company’s Amended and Restated Bylaws (the “Bylaws”), effective immediately. The Bylaws were amended as follows:

Sections 2.12 (Business at Meetings of Stockholders) and 3.8 (Nomination of Directors) were amended to expand the information required to be disclosed by a stockholder submitting notice of a director nomination or other business for a meeting of stockholders. Such expanded informational requirements include, among other things, disclosures regarding the stockholder and the beneficial owner on whose behalf the nomination or proposal is made, any director nominee, their respective affiliates and associates (including information regarding all derivative or hedging positions, certain agreements or arrangements entered into by those parties, and intentions with respect to the delivery of a proxy statement or the solicitation of votes). In addition, the Amendment provides that, except in certain limited circumstances, to be timely, a stockholder’s notice must be delivered to the Company not less than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders or, in the case of a special meeting of stockholders, the stockholder’s notice must accompany or precede such stockholder’s special meeting request.

Section 4.1 (Positions) and 4.4 (President) were amended to revise and clarify the specified positions and titles of officers of the Company. In addition, Section 2.3 (Special Meetings) was amended to provide greater consistency with the terms of the Amended and Restated Certificate of Incorporation of the Company.

The description of the Amendment contained herein is qualified in its entirety by the complete text of the Amendment, which is attached to this Form 8-K as Exhibit 3.1 and incorporated by reference into this item.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amendment No. 1 to the Amended and Restated Bylaws of Central European Distribution Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ Chris Biedermann
Chris Biedermann
Vice President and Chief Financial Officer

Date: September 29, 2011

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment No. 1 to the Amended and Restated Bylaws of Central European Distribution Corporation.